For Immediate Release

Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

OWENS REALTY MORTGAGE, INC.
REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

WALNUT CREEK, CA. – November 14, 2013 – Owens Realty Mortgage, Inc. (NYSE MKT: ORM) today reported financial results for the quarter ended September 30, 2013.

Third Quarter 2013 Highlights

•	Net income attributable to common stockholders of $701,074, or $0.06 per diluted common share.
•	Book value attributable to common stockholders of $16.56 per common share at September 30, 2013 as compared to $16.53 per common share at June 30, 2013.
•	FFO of $476,000 or $0.04 per diluted common share (see Non-GAAP Financial Measures).
•	Completed the sale of one unit in one commercial real estate property for proceeds of $409,000 and gain of $216,000.
•	Recorded a $420,000 reversal of loan loss reserves.

Summary of Third Quarter Financial Results

Net income attributable to common stockholders of the Company was $701,074 or $0.06 per basic and diluted common share for the three months ended September 30, 2013 as compared to net income of $1,114,328 or $0.10 per basic and diluted common share for the corresponding quarter of the prior year. The third quarter 2013 net income attributable to common stockholders includes recognized gain of approximately $252,000 from the sale of one office condominium unit in a real estate owned complex and recognition of deferred gain from a property sold during the second quarter of 2013 and approximately $420,000 from the reversal of the provision for loan losses primarily related to a decrease in the balance of non-delinquent loans on which the historical loss factor is applied to arrive at the general loan loss allowance amount.

Quarter End Loan Portfolio Summary

The following tables set forth certain information regarding the Company’s loan portfolio at September 30, 2013 and December 31, 2012.
	September 30, 2013	December 31, 2012
By Property Type:
Commercial	$19,318,878	$21,884,292
Residential	29,124,575	19,199,631
Land	5,175,503	29,178,339
	$53,618,956	$70,262,262
By Position:
Senior loans	$50,198,956	$53,544,038
Junior loans	3,420,000	16,718,224
	$53,618,956	$70,262,262

The types of property securing the Company’s commercial real estate loans are as follows:

	September 30, 2013	December 31, 2012
Commercial Real Estate Loans:
Retail	$2,740,000	$10,290,000
Assisted care	4,021,946	4,021,946
Office	10,044,932	3,708,468
Industrial	1,245,000	900,878
Marina	—	1,863,000
Golf course	1,267,000	1,100,000
	$19,318,878	$21,884,292

Loans by geographic location:
	September 30, 2013	Portfolio	December 31, 2012	Portfolio
	Balance	Percentage	Balance	Percentage
Arizona	$7,535,000	14.05%	$7,535,000	10.72%
California	34,576,739	64.50%	52,774,682	75.12%
Hawaii	1,450,000	2.70%	—	—%
Louisiana	1,520,000	2.83%	1,320,000	1.88%
Pennsylvania	4,021,946	7.50%	4,021,946	5.72%
Utah	2,499,268	4.66%	2,594,631	3.69%
Washington	2,016,003	3.76%	2,016,003	2.87%
	$53,618,956	100.00%	$70,262,262	100.00%

Quarter End Real Estate Property Portfolio Summary

The following tables set forth certain information regarding the Company’s real estate portfolio at September 30, 2013 and December 31, 2012.

Real Estate Held for Investment:
	September 30, 2013	December 31, 2012
Land	$43,632,440	$24,766,280
Residential	47,292,299	14,547,406
Retail	15,637,078	11,974,751
Office	9,407,856	9,657,815
Industrial	4,568,415	4,656,936
Storage	3,967,754	4,037,575
Marina	2,005,490	—
Golf course	—	1,959,492
	$126,511,332	$71,600,255

Real Estate Held for Sale:

	September 30, 2013	December 31, 2012
Residential	$93,647	$42,458,402
Land	3,462,664	7,752,836
Retail	—	5,553,856
Golf course	1,961,284	—
Marina	408,000	408,000
	$5,925,595	$56,173,094

Non-GAAP Financial Measures

Funds from Operations

The Company utilizes supplemental non-GAAP measures of operating performance, including funds from operations (“FFO”), an industry-wide standard measure of REIT operating performance. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We determine FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), as net income (loss) attributable to common stockholders (computed in accordance with GAAP), plus depreciation and amortization of real estate assets, plus impairments of real estate assets and provisions for loan losses, reduced by gains (losses) from sales of real estate and extraordinary items, and after adjustments for unconsolidated ventures.

Our calculation of FFO may not be comparable to similar measures reported by other REITs. This non-GAAP financial measure should not be considered as an alternative to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity, nor is it indicative of cash flows from operating and financial activities.

We urge investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table reconciles FFO to comparable GAAP financial measures:

Funds from Operations:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Funds from Operations
Net income attributable to common stockholders	$ 701,074	$ 1,114,328	$ 8,562,023	$ 242,600
Adjustments:
Depreciation and amortization of real estate assets	516,546	315,233	1,866,767	1,669,822
Depreciation allocated to non-controlling interests	(31,404)	(3,164)	(151,919)	(67,122)
Provisions for impairment of real estate assets	-	614,786	-	1,033,266
(Reversal of) provision for loan losses	(419,860)	551,570	(7,376,344)	399,179
Gain on sales of real estate assets	(251,887)	(1,859,230)	(2,712,096)	(2,652,542)
Adjustments for unconsolidated ventures	(38,946)	(37,921)	(38,572)	(51,094)
FFO attributable to common stockholders	$ 475,523	$ 695,602	$ 149,859	$ 574,109
Basic and diluted FFO per common share	$ 0.04	$ 0.06	$ 0.01	$ 0.05

Subsequent Events

Common Stock Dividend
The Board of Directors declared a dividend of $0.016 per share of common stock that was payable on October 14, 2013 to stockholders of record at the close of business on October 5, 2013.

The Board of Directors declared a dividend of $0.016 per share of common stock that is payable on November 13, 2013 to stockholders of record at the close of business on November 5, 2013.

Pursuant to the Company’s Rule 10b5-1 stock repurchase plan, the Company repurchased an additional 226,895 shares of its common stock subsequent to September 30, 2013 through November 6, 2013 (settlement date) for a total cost of approximately $2,840,000.

About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance company that invests in commercial real estate mortgage loans primarily in the Western U.S.  The Company provides customized, short-term capital to small and middle-market investors and developers who require speed and flexibility. We are organized and conduct our operations to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events.  Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.  Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission.  All subsequent written and oral forward looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Selected Financial Data:

OWENS REALTY MORTGAGE, INC.
Consolidated Balance Sheets as Recast (1)
 (UNAUDITED)
	September 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$24,726,665	$21,131,505
Restricted cash	3,984,474	6,264,110
Loans, net of allowance for losses of $5,184,856 in 2013 and $24,417,897 in 2012	48,434,100	45,844,365
Interest and other receivables	1,501,004	3,485,061
Other assets, net of accumulated depreciation and amortization of $952,709 in 2013 and $877,589 in 2012	1,100,526	1,126,723

Investment in limited liability company	2,180,349	2,141,777
Real estate held for sale	5,925,595	56,173,094
Real estate held for investment, net of accumulated depreciation of $9,077,635 in 2013 and $6,518,160 in 2012	126,511,332	71,600,255
Total Assets	$214,364,045	$207,766,890

LIABILITIES AND EQUITY
LIABILITIES:
Dividends payable	$180,000	$1,234,352
Due to Manager	271,391	298,349
Accounts payable and accrued liabilities	5,342,705	4,012,650
Deferred gains	3,635,310	1,327,406
Notes payable	14,160,565	13,384,902
Total Liabilities	23,589,971	20,257,659
Commitments and Contingencies (Note 12)
EQUITY:
Stockholders’ equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2013 and December 31, 2012	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued, 11,161,259 and 11,198,119 shares outstanding at September 30, 2013 and December 31, 2012, respectively	111,981	111,981
Additional paid-in capital	182,437,522	182,985,281
Treasury stock, at cost – 36,860 shares at September 30, 2013	(459,634)	—
Retained earnings (accumulated deficit)	2,714,664	(3,637,331)
Total stockholders’ equity	184,804,533	179,459,931
Non-controlling interests	5,969,541	8,049,300
Total Equity	190,774,074	187,509,231
Total Liabilities and Equity	$214,364,045	$207,766,890

(1) As recast to reflect the balances of Owens Mortgage Investment Fund, LP combined with the balances of Owens Realty Mortgage, Inc. beginning January 1, 2012, as required under the accounting guidelines for a transfer of an entity under common control (refer to Note 1).

OWENS REALTY MORTGAGE, INC.
Consolidated Statements of Operations as Recast (1)
 (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues:
Interest income on loans	$749,929	$859,636	$2,360,891	$2,009,445
Gain on foreclosure of loan	—	—	952,357	—
Rental and other income from real estate properties	2,887,984	3,427,716	8,408,351	10,105,320
Income from investment in limited liability company	38,946	37,921	118,572	116,094
Other income	98	1,574	1,620	5,168
Total revenues	3,676,957	4,326,847	11,841,791	12,236,027
Expenses:
Management fees to Manager	373,067	405,324	1,264,668	1,301,201
Servicing fees to Manager	33,915	41,158	115,333	123,300
General and administrative expense	496,088	370,706	1,193,954	1,148,608
Rental and other expenses on real estate properties	2,071,900	2,626,057	6,403,757	7,786,233
Depreciation and amortization	539,532	371,937	1,941,887	1,846,158
Interest expense	129,229	131,360	385,064	392,735
Environmental remediation expense	—	—	—	100,000
(Reversal of) provision for loan losses	(419,860)	551,570	(7,376,344)	399,179
Impairment losses on real estate properties	—	614,786	—	1,033,266
Total expenses	3,223,871	5,112,898	3,928,319	14,130,680
Operating income (loss)	453,086	(786,051)	7,913,472	(1,894,653)
Gain on sales of real estate, net	251,887	1,859,230	2,712,096	2,652,542
Net income and comprehensive income	704,973	1,073,179	10,625,568	757,889
Less: Net (income) loss attributable to non-controlling interests	(3,899)	41,149	(2,063,545)	(515,289)
Net income and comprehensive income attributable to common stockholders	$701,074	$1,114,328	$8,562,023	$242,600

Per common share data:
Basic and diluted earnings per common share	$0.06	$0.10	$0.76	$0.02
Basic and diluted weighted average number of common shares outstanding	11,196,646	11,198,119	11,197,622	11,198,119
Dividends declared per share of common stock	$0.05	$0.03	$0.20	$0.06

   (1) As recast to reflect the balances of Owens Mortgage Investment Fund, LP combined with the balances of Owens Realty Mortgage, Inc. beginning January 1, 2012, as required under the accounting guidelines for a transfer of an entity under common control (refer to Note 1).